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                                                                   EXHIBIT 10.24


                                Amendment No. 3
                                      to
                          Manhattan Associates, Inc.
                             Stock Incentive Plan

     The Manhattan Associates, Inc. Stock Incentive Plan (the "Plan") is hereby amended as follows:

     1.  Amendment Regarding Option Replenishment.  Section 3 of the Plan is
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hereby amended by deleting Section 3 in its entirety and substituting the following new Section 3 therefor:


                                  Section 3.
                      Shares Subject to Stock Incentives

     The initial number of Shares reserved for issuance under this Plan shall be 7,000,000, as adjusted pursuant to Section 11, less the number of Shares subject to options issued under the Manhattan Associates, LLC Option Plan (the "LLC Plan"). The number of Shares available for issuance under the Plan shall be automatically adjusted on the first day of each fiscal year, beginning with the 2000 fiscal year, by a number of Shares such that the total number of Shares reserved for issuance under this Plan equals the sum of (i) the aggregate number of Shares previously issued under this Plan and the LLC Plan; (ii) the aggregate number of Shares subject to then outstanding Stock Incentives granted under this Plan and the LLC Plan; and
     (iii) 5% of the number of Shares of Common Stock outstanding on the last day of the preceding fiscal year. Notwithstanding the foregoing, not more than 1,000,000 of the Shares available for grant each year shall be available for issuance pursuant to ISOs, such that not more than 10,000,000 Shares resulting from such automatic adjustments may ever be issued pursuant to ISOs during the term of the Plan.

     Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan.

     2.  Effective Date.  The effective date of this Amendment shall be March 4,
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1999, provided, the shareholders of the Company approve this Amendment within 12 months after such effective date. Any Stock Incentives granted under the Plan as amended hereby before the date of such approval automatically shall be granted subject to such approval.

     3.  Miscellaneous.
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         (a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

         (b) Except as specifically amended hereby, the Plan shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the
Manhattan Associates, Inc. Stock Incentive Plan to be executed on the Effective Date.

                              Manhattan Associates, Inc.



                              By: /s/ Alan J. Dabbiere
                                  ---------------------------
                                  Alan J. Dabbiere, President

ATTEST:


By:  /s/ David K. Dabbiere
     ----------------------------
     David K. Dabbiere, Secretary

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